Exhibit 99.1

AV Appoints Aerospace and Defense Executive Michael D. Ruppert to Board of Directors

ARLINGTON, Va.– Aug. 7, 2026 -- AeroVironment, Inc. (“AV”) (NASDAQ: AVAV) today announced that it has appointed Michael D. Ruppert to its Board of Directors, effective August 5, 2026.

Mr. Ruppert brings more than 25 years of financial, strategic and corporate development experience in the aerospace and defense sector to AV. He has served as EVP and Chief Financial Officer of ManTech since 2023 where he leads ManTech’s financial planning and analysis, accounting, treasury, cash management, and acquisition strategy functions.

“Michael brings exceptional financial leadership, strategic insight and deep aerospace and defense industry experience to AV,” said Wahid Nawabi, AV’s chairman, president and chief executive officer. “As AV continues executing its growth strategy and advancing its portfolio of mission-critical capabilities, I am confident Michael’s highly relevant expertise and fresh perspectives will make him a meaningful addition to our Board.”

“AV has established a strong position in some of the most important and rapidly evolving areas of defense technology,” said Mr. Ruppert. “I look forward to working with Wahid and my fellow directors as the company continues innovating products, scaling capacity and executing with excellence.”

The company also announced that Charles Thomas Burbage has informed the Board of his decision not to seek re-election and to retire from the Board at the company’s 2026 Annual Meeting of Stockholders. Mr. Burbage has served on AV’s Board since 2013 and currently serves on its Nominating and Corporate Governance, Compensation, and Executive Committees.

“On behalf of the Board, I thank Tom for his many contributions to AV over the years,” said Nawabi. “His oversight has helped guide the company through a period of significant growth and expansion, leading to the diversified, multi-domain defense technology company AV is today. We are grateful for his leadership and guidance.”

“I have had a front row seat as AV expanded its capabilities and helped reshape the defense technology landscape since I joined the Board,” said Burbage. “I retire from the Board with tremendous respect for the AV team and my fellow Board members, and I am confident the path of success will continue for AV, a trailblazer in the industry.”

About Michael D. Ruppert

Mr. Ruppert has served as ManTech’s Chief Financial Officer since 2023, where he leads ManTech’s financial planning and analysis, accounting, treasury, cash management, and acquisition strategy functions. Previously, Mr. Ruppert held several senior leadership roles at Mercury Systems, including Chief Financial Officer. Earlier in his career, Mr. Ruppert co-founded an aerospace and defense-focused M&A advisory firm and held senior investment-banking roles at UBS Securities, Lehman Brothers and Lazard.

Mr. Ruppert holds a Bachelor of Science in Finance from the University of Virginia and a Master of Business Administration from the University of Virginia’s Darden School of Business.

About AV

AeroVironment (“AV”) (NASDAQ: AVAV) is a defense technology leader delivering integrated capabilities across air, land, sea, space, and cyber. The Company develops and deploys autonomous systems, loitering munitions, counter-UAS technologies, space-based platforms, directed energy systems, and cyber and electronic warfare capabilities—built to meet the mission needs of today’s warfighter and tomorrow’s conflicts. At the core of these technologies lies AV_Halo™, a modular, mission-ready suite of AI-powered software tools that empowers warfighters and enables full-battlefield dominance: detect, decide, deliver. With a national manufacturing footprint and a deep innovation pipeline, AV delivers proven systems and future-defining capabilities at speed, scale, and operational relevance. For more information, visit www.avinc.com.

Safe Harbor Statement

Certain statements in this press release may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties, which could cause actual results to differ materially. Factors that may cause such differences include, but are not limited to, our ability to perform under existing contracts and obtain new ones; regulatory changes; competitor activities; market growth; product development challenges; and general economic conditions. For a more detailed discussion of these risks, please refer to AeroVironment’s filings with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements as a result of new information or future events.

/////////////////////////////////////////////////////////////////////////////////////////////////////

For additional media and information, please follow us:

Media Contact:

BJ Koubaroulis

pr@avinc.com

703.718.4060

Investor Contact:

Denise Pacioni

ir@avinc.com

805.795.4108